UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2026

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400
Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

(502)- 636-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2026, Churchill Downs Incorporated (“CDI” or the “Company”) announced that CDI successfully closed an amendment of its senior secured credit agreement dated as of December 27, 2017 (as amended from time to time, the “Existing Credit Agreement”) to extend the maturity date of CDI’s revolving credit facility (the “Revolver”) and term loan A facility (the “Term Loan A”) from 2029 to 2031 and to make certain other changes to its Existing Credit Agreement. CDI also closed its previously announced senior secured term loan B facility due 2033 (the “2033 Term Loan B”).

Eighth Amendment to Credit Agreement

CDI and certain of its subsidiaries entered into the Eighth Amendment to Credit Agreement (the “Eighth Amendment”), which amends CDI’s Existing Credit Agreement, among CDI (the “Borrower”), the subsidiary guarantors party thereto (the “Guarantors”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Eighth Amendment provides for (i) an extension of the maturity date of CDI’s Revolver and Term Loan A until September 25, 2031, (ii) the refinancing in full of CDI’s existing term loan B-1 facility with the 2033 Term Loan B, maturing on September 25, 2033, and (iii) certain other amendments to the Existing Credit Agreement, as set forth therein. The loans on CDI’s Revolver and Term Loan A bear interest at SOFR plus an applicable margin based on CDI’s and the Guarantors’ leverage ratio, and the loans on CDI’s 2033 Term Loan B bear interest at SOFR plus 175 basis points. CDI intends to use the net proceeds from the 2033 Term Loan B (i) to repay outstanding term loan B-1 loans, (ii) to repay outstanding revolving loans, (iii) to fund related transaction fees and expenses, and (iv) for working capital and other general corporate purposes. CDI’s obligations under the Revolver, the Term Loan A and the 2033 Term Loan B are guaranteed by the Guarantors and are secured by substantially all of the assets of CDI and the Guarantors.

The Eighth Amendment is filed as Exhibit 10.1 hereto and this description thereof is qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Eighth Amendment, the Revolver, the Term Loan A and the 2033 Term Loan B is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 28, 2026, CDI issued a press release announcing the closing of the Eighth Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Eighth Amendment to Credit Agreement, dated September 25, 2026, by and among Churchill Downs Incorporated, the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

99.1	Press Release, dated September 28, 2026, issued by Churchill Downs Incorporated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

September 28, 2026	/s/ Marcia A. Dall

	By:	Marcia A. Dall
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)